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                                                                    Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amkor Technology, Inc.


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated February 3 2000, and to the incorporation of our report into the Company's previously filed Registration Statements on Form S-8 File No. 333-62891 and No. 333-86161 and on Form S-3 File No. 333-39642. It
should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP


February 15, 2001